EXHIBIT 99.3

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

      The following Unaudited Pro Forma Condensed Consolidated Financial Statements are based on and should be read in conjunction with the historical consolidated financial statements of Alcoa and Reynolds, including the notes thereto. These financial statements have been adjusted to give effect to the merger with Reynolds. The Unaudited Pro Forma Condensed Consolidated Earnings Statement does not (a) purport to represent what the results of operations actually would have been if the above transaction had occurred as of the date indicated or what such results will be for any future periods or (b) give effect to certain nonrecurring charges expected to result from the Reynolds acquisition.

      The Unaudited Pro Forma Condensed Consolidated Earnings Statements for the three month period ended March 31, 2000 and for the year ended December 31, 1999 give effect to the Reynolds merger and related transactions as if such transactions had occurred on January 1, 1999. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2000 gives effect to the Reynolds merger and related transactions as if such transaction had occurred on that date.

      The pro forma adjustments are based upon available information and include certain assumptions and adjustments that the management of Alcoa believes to be reasonable. These adjustments are directly attributable to the transaction referenced above and are expected to have a continuing impact on Alcoa's business, results of operations and financial position. Reynolds has certain severance plans, agreements and policies applicable to its executive management and salaried employees. Some covered persons are entitled to severance benefits under these arrangements. The amount payable under these arrangements will range from $215 to $250 million pre-tax. The final amount to be paid has not been determined as Alcoa is presently in the process of determining which employees will be affected. However, the known amount of $215 million has been reflected in the purchase price allocation. Alcoa has announced a curtailment of Reynolds' Troutdale, Oregon smelter. This will result in severance and related costs of $85 million pre-tax which has been included in the range of severance benefits discussed above. Alcoa has completed a preliminary assessment of potential benefits from synergies which are estimated at this time to be $300 million over the next two years. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not include any adjustments related to synergies.

      The merger with Reynolds has been accounted for using the purchase method of accounting. The total purchase costs of the acquisition will be allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The purchase price allocation is preliminary, based on facts currently known to Alcoa. Management is not aware of any significant unrecorded obligations or contingencies, other than the severance and related costs referred to above, and, except as noted above, does not believe that the final purchase price allocation will materially differ from that included in the pro forma financial information contained herein. The final allocation of the purchase price will be made based upon valuations and other studies that have not been completed.

      As part of the merger agreement, Alcoa agreed to divest the following Reynolds operations:

- Reynolds 56% stake in its alumina refinery at Worsley, Australia,
- Reynolds 50% stake in its alumina refinery at Stade, Germany,
- 100% of Reynolds alumina refinery at Sherwin, Texas and
- 25% of Reynolds interest in its aluminum smelter at Longview, Washington

These divestitures are required to be completed within six months of the merger date of May 3, 2000 (nine months for Worsley). The Unaudited Pro Forma
Condensed Consolidated Financial Statements  have been  adjusted,  in
accordance  with EITF 87-11  "Allocation of Purchase   Price  to  Assets  to
be Sold," to record the impact of these divestitures. The net assets to be divested have been reported as Assets held for sale in the Unaudited
Pro Forma Condensed Consolidated Balance Sheet and the results of operations from these assets have been removed from the Unaudited Pro Forma Condensed Consolidated Earnings Statements.

On June 9, 2000, Alcoa completed a two-for-one stock split that was approved by shareholders on May 12, 2000. Per share amounts in this 8-K/A have been labeled as pre-split or post-split to eliminate uncertainty.


                                   Alcoa Inc.

                  Unaudited Pro Forma Condensed Consolidated Balance Sheet
                              As of March 31, 2000

                                   (dollars in millions)


                                       Historical Historical Pro Forma   Pro Forma
                                          Alcoa   Reynolds   Adjustments
                                                    (A)
Assets
Current Assets
  Cash, cash equivalents and short-term  $ 289    $  54     $ (30) (B)   $   313
  investments

  Receivables from customers, less       2,538      722       (50) (D)     3,210
  allowances
  Inventories                            1,645      586       284  (B)
                                                              (44) (D)     2,471
  Prepaid expenses and other current       489       62        (1) (D)       550
  assets
                                        ------    -----     -----          -----
   Total current assets                  4,961    1,424       159          6,544
  Properties, plant and equipment       18,363    4,335     1,611  (B)
                                                           (2,343) (B)
                                                             (873) (D)    21,093
  Less:  accumulated depreciation,      (9,360)  (2,343)    2,343  (B)    (9,360)
  depletion and amortization
                                         ------   -----     -----          -----
  Net properties, plant and equipment    9,003    1,992       883         11,733
  Goodwill                               1,338        -     1,089  (B)     2,427
  Other assets including assets held     1,808    2,623     1,055  (D)     5,486
  for sale
                                        -------   -----    ------         ------
   Total Assets                        $17,110   $6,039   $ 3,041        $26,190
                                        =======   =====    ======        =======

Liabilities

  Short term borrowings                  $ 684    $ 177         -         $  861
  Accounts payable and accrued           2,640      798     $ (73) (D)
  liabilities                                                 215  (B)     3,580
  Long-term debt due within one year       302      147         -            449
                                         -----    -----     -----          -----
   Total current liabilities             3,626    1,122       142          4,890
  Long-term debt                         2,406    1,150         -          3,556
  Accrued postretirement benefits        1,705      966      (261) (B)     2,410
  Other noncurrent liabilities and       1,901      584       (16) (D)
  deferred costs
                                                              730  (B)     3,199
                                         ------   -----     -----          -----
  Total liabilities                      9,638    3,822       595         14,055
  Minority interests                     1,475       13        31  (D)     1,519

Shareholders' Equity

  Preferred stock                           56        -         -             56
  Common stock                             790    1,588    (1,588) (B)
                                                              135  (C)       925
  Additional capital                     1,363        -     4,367  (C)     5,730
  Retained earnings                      6,232    1,305    (1,305) (B)     6,232
  Common stock to be issued under            -        -       117  (B)       117
  options
  Treasury stock, at cost               (1,727)    (626)      626  (B)    (1,727)
  Accumulated other comprehensive income  (717)     (63)       63  (B)      (717)
                                         -----    -----     -----          -----
   Total shareholders' equity            5,997    2,204     2,415         10,616
                                        ------    -----     -----         ------
   Total Liabilities and Equity        $17,110   $6,039   $ 3,041        $26,190
                                        ======    =====    ======         ======

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.



                                   Alcoa Inc.

               Unaudited Pro Forma Condensed Consolidated Earnings Statement
                        For the Three-month Period Ended

                                       March 31, 2000
                      (dollars in millions, except per share amounts)


                                       Historical Historical Pro Forma   Pro Forma
                                          Alcoa   Reynolds   Adjustments
                                                     (A)
Revenues

  Sales                                 $4,531    $1,313     $(55)  (E)
                                                              (64)  (D)  $ 5,725
  Other income                              41         6        -             47
                                         -----     -----      ---         ------

                                         4,572     1,319     (119)         5,772
Costs and Expenses

  Cost of goods sold                     3,332     1,047      (55)  (E)
                                                              (16)  (D)    4,308
  Selling, general administrative and      227        82       (1)  (D)      308
  other expenses
  Research and development expenses         39         6        -             45
  Provision for depreciation, depletion    225        61       17   (G)
  and amortization                                             (8)  (D)      295
  Interest expense                          51        18        -             69
  Merger-related expenses                    -         7       (7)  (H)        -
                                         -----     -----      ---          -----
                                         3,874     1,221      (70)         5,025
Earnings

   Income before taxes on income           698        98      (49)           747
  Provision for taxes on income            238        27      (15)  (I)      250
                                         -----     -----      ---          -----
   Income from operations                  460        71      (34)           497
  Minority interests                      (105)        -       (2)  (D)     (107)
                                         -----     -----      ---          -----
Net Income                               $ 355     $  71     $(36)        $  390
                                          ====      ====      ===          =====

Earnings per Share (post-split)
  Basic                                  $0.49     $1.11       -           $0.45
  Diluted                                $0.48     $1.10       -           $0.44

Weighted average shares outstanding (post-split):

  Basic                                    732        64     (64)   (J)
                                                              135   (J)      867


  Diluted                                  744        64     (64)   (J)
                                                              136   (J)      880

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

                                   Alcoa Inc.

               Unaudited Pro Forma Condensed Consolidated Earnings Statement
                            For the Year Ended December 31, 1999
                      (dollars in millions, except per share amounts)

                                       Historical Historical Pro Forma   Pro Forma
                                          Alcoa   Reynolds   Adjustments
                                                     (A)
Revenues

  Sales                                  $16,323  $4,780    $(191)  (E)
                                                             (196)  (D)  $20,716

  Other income                               124      16       (1)  (D)      139
                                          ------   -----     ----         ------
                                          16,447   4,796     (388)        20,855
Costs and Expenses

  Cost of goods sold                      12,536   3,928     (191)  (E)
                                                             (123)  (D)   16,150
  Selling, general administrative and        851     336      (17)  (F)
  other expenses                                               (4)  (D)    1,166
  Research and development expenses          128      25        -            153
  Provision for depreciation, depletion      888     242       69   (G)
  and amortization                                            (37)  (D)    1,162
  Interest expense                           195      75        -            270
  Merger-related expenses                      -      19      (19)  (H)        -
                                           ------  -----     ----         ------
                                           14,598  4,625     (322)        18,901
Earnings

   Income before taxes on income            1,849    171      (66)         1,954
  Provision for taxes on income               553     47      (14)  (I)      586
                                           ------  -----     ----         ------
   Income from operations                   1,296    124      (52)         1,368
  Minority interests                         (242)     -       (4)  (D)     (246)
                                           ------  -----      ----        ------
Net Income                                 $1,054 $  124     $(56)       $ 1,122
                                            =====  =====      ====        ======

Earnings per Share (post-split)
  Basic                                   $1.44    $1.95        -          $1.29
  Diluted                                 $1.41    $1.94        -          $1.27

Weighted average shares outstanding (post-split):

  Basic                                     734        64     (64)  (J)
                                                              135   (J)      869


  Diluted                                   748        64     (64)  (J)
                                                              136   (J)      884

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (dollars in millions, except per-share amounts)

(A) Certain reclassifications have been made to the Reynolds historical financial statements to conform to the presentation to be used by Alcoa.

(B) The Reynolds merger is accounted for as a purchase business combination. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not
     include  any  adjustments  related  to  Reynolds   restructuring  costs  or
     recurring benefits from synergies, except for the Troutdate smelter discussed below. Reynolds has certain severance plans, agreements and policies applicable to its executive management and salaried employees. It is probable that some covered persons will become entitled to severance benefits under these arrangements following the completion of the merger. The amount payable under such arrangements will range from $215 to $250 pre-tax. The final amount to be paid has not been determined at present because Alcoa is in the process of determining which employees will be affected. However, the known amount of $215 has been reflected in the purchase price allocation. Alcoa has announced a curtailment of Reynolds' Troutdale, Oregon smelter. This will result in severance and related costs of $85 million pre-tax which has been included in the range of severance benefits discussed above. Alcoa has completed a preliminary assessment of potential benefits from synergies which are estimated at this time to be $300 over the next two years.

     The purchase price includes an adjustment for deferred income taxes representing the difference between the assigned values and the tax basis of the assets and liabilities acquired. Outstanding Reynolds employee stock options as of May 3, 2000 have been converted to the equivalent Alcoa options. These options were then valued using the Black Scholes Model with a four year life, 29% volatility, 5% risk free interest rate and a 1.6% dividend yield with the resulting value of $117 being added to the purchase price. The weighted average fair market value of these options is $21 per-share (pre-split). The purchase price, including acquisition costs, has been allocated as follows:


Purchase price:
Acquisition of outstanding shares of common stock (see note C)..     $4,502
Acquisition expenses incurred by Alcoa..........................         30
Conversion of outstanding Reynolds options to Alcoa options.....        117
Less:  Book value of net assets acquired........................     (2,204)
                                                                     ------


Increase in basis...............................................     $2,445
                                                                     ======

Allocation of increase in basis:
Increase in inventory value to convert LIFO to fair value.......       $284
Increase in the fair value of property, plant and equipment
  and intangibles not including goodwill........................      1,756
Severance benefits..............................................       (215)
Adjust pension and postretirement accruals......................        261
Increase in goodwill............................................      1,089
Increase in deferred tax liabilities--long term.................       (730)
                                                                      -----
                                                                     $2,445
                                                                     ======

The purchase price allocation is preliminary and further adjustments may be made based on the completion of final valuation and other studies.

(C) Represents the issuance of Alcoa common stock for all of the common stock of Reynolds at an exchange ratio of 1.06 (pre-split) shares of Alcoa common stock per share of Reynolds common stock. In accordance with generally accepted accounting principles, the value of Alcoa stock to be issued was determined based on the market price of such Alcoa common stock over a reasonable period of time before and after August 18, 1999, the date the merger agreement was executed. This resulted in a value of $66.60 per share (pre-split) of Alcoa stock. Based on these facts, a value of $70.60 (pre-split) was ascribed to each share of Reynolds common stock. Therefore, the acquisition of 63,765,418 shares of Reynolds common stock at a value of $70.60 (pre-split) totaled $4,502.

     The following details the issuance of common stock in connection with the merger agreement.


       Total stock acquisition price paid in shares of Alcoa common stock.....    $4,502
       Par value of Alcoa common stock issued at $33.30 (post-split)..........      (135)
                                                                                    ----
       Additional capital.....................................................    $4,367
                                                                                   =====

(D) Represents the Assets, Liabilities, Equity and Results of Operations from Reynolds operations that Alcoa has agreed to divest as part of the merger agreement. These assets include the refineries at Worsley, Australia (56%), Stade, Germany (50%) and Sherwin, Texas (100%), as well as a 25% interest in the aluminum smelter at Longview, Washington.

(E) Represents the elimination of inter-company sales and purchases between Alcoa and Reynolds.

(F) Represents lower pension and OPEB expenses as a result of recording a pro forma adjustment for pension and post-retirement accruals.

(G) Pro forma adjustments have been included to adjust depreciation expense based on property, plant and equipment fair values and the amortization of goodwill. An average useful life of 25 years was assumed for fixed assets and intangibles not including goodwill and a 40-year amortization period was assumed for goodwill.

(H) Represents the elimination of merger-related costs from the pro forma statement of income.

(I) Represents income taxes related to pro forma adjustments at the statutory rate and the impact of certain non-deductible costs.

(J) Represents the conversion of Reynolds common stock and the issuance of 135 million (post-split) shares of Alcoa common stock in connection with the merger. Also included is the dilutive impact of the outstanding Reynolds employees' stock options that have been converted to equivalent Alcoa options.